Exhibit 10.02

UNIT REDEMPTION AGREEMENT

THIS UNIT REDEMPTION AGREEMENT dated as of October 30, 2020 (this “Agreement”) is entered into by and between MD CoInvest, LLC, a Delaware limited liability company (the “Company”), SRAX, Inc., a Delaware corporation (the “Seller”) and, solely with respect to Section 5.11, Halyard MD OpCo, LLC, a Delaware limited liability company (the “Guarantor”).

WHEREAS, the Seller owns 420,000 Units of the Company (the “Units”);

WHEREAS, transfers of the Units are governed by that certain Limited Liability Company Agreement of the Company, dated as of August 6, 2018 (as amended from time to time, the “LLCA”); and

WHEREAS, the Seller desires to sell and transfer to the Company, and the Company desires to redeem and purchase from the Seller, the Units in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the premises and mutual benefits, representations, warranties, conditions, covenants and agreements contained herein, the parties hereto hereby agree as set forth below.

SECTION 1. REDEMPTION OF THE UNITS

Upon the terms and subject to the conditions set forth herein, at the Closing (as defined in Section 2.1 herein) the Seller shall sell and transfer to the Company, and the Company shall redeem and purchase from the Seller, the Units. The Units shall be delivered to the Company free and clear of all Encumbrances (as defined in Section 3.1 herein). The aggregate price to be paid for all of the Units shall be $322,457 (the “Aggregate Redemption Price”), which such Aggregate Redemption Price shall be payable in accordance with Section 2 herein.

SECTION 2. CLOSING OF THE TRANSACTION

2.1 The Closing.

The closing of the purchase and sale of the Units (the “Closing”) shall be deemed to take place at the offices of the Company, simultaneously with the execution and delivery of this Agreement by each of the parties hereto. Following the redemption of the Units, the Units shall be cancelled and shall no longer be deemed to be outstanding.

2.2 Deliveries at the Closing.

At the Closing, the Seller shall sell and transfer to the Company, and the Company shall redeem and purchase from the Seller, all right, title and interest in and to all of the Units held by the Seller, free and clear of all Encumbrances (as defined in Section 3.1 herein), except for any Encumbrances pursuant to the LLCA, in consideration of, and in exchange for, the Company’s payment of $282,150 to the Seller by wire transfer of immediately available funds to the account specified by the Seller.

2.3 Payment of Deferred Redemption Price.

Upon the earlier of (a) the third anniversary of the Closing and (b) a Sale of the Company (as defined in that certain Amended and Restated Limited Liability Company Operating Agreement of Halyard MD, LLC, dated as of August 6, 2018 (as amended from time to time, the “Halyard MD LLCA”)), the Company shall pay $40,307 (the “Deferred Redemption Price”) to the Seller by wire transfer of immediately available funds to the account specified by the Seller. The Company shall not make any Distributions (as defined in the LLCA) other than Tax Distributions (as defined in the LLCA) to its members until it has paid the full amount of the Deferred Redemption Price to the Seller.

2.4 Contingent Consideration.

If the Company consummates a Sale of the Company (as defined in the Halyard MD LLCA) within one hundred and eighty (180) calendar days after the Closing, and the amount to be paid in respect of a Class A Unit (as defined in the Halyard MD LLCA) in connection with such transaction after taking into account all fees, costs, expenses, escrows, indemnities, purchase price adjustments, repayments of indebtedness and other holdbacks as reasonably determined and calculated in good faith by the Company is greater than $0.7677543, then the Company shall pay to the Seller an amount equal to such excess for each Unit redeemed and purchased hereunder by wire transfer of immediately available funds to the account specified by the Seller.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Company as of the date hereof as set forth below.

3.1 Title to Units.

The Seller is the lawful record and beneficial owner of the Units and has good and marketable title to such Units, free and clear of any Encumbrances whatsoever, except for any Encumbrances pursuant to the LLCA, and with no restrictions on the voting rights and other incidents of record and beneficial ownership pertaining thereto. The Seller is not the subject of any bankruptcy, reorganization or similar proceeding. As used herein, the term “Encumbrances” shall mean and include security interests, mortgages, liens, pledges, charges, easements, reservations, restrictions, rights of way, servitudes, options, rights of first refusal, community property interests, equitable interests, restrictions of any kind and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money. Following the redemption of the Units, the Seller shall not own or hold any equity securities of the Company.

3.2 Authority.

The Seller has full and absolute legal right, capacity, power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by the Seller and this Agreement is the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

3.3 Non-contravention.

None of the execution, delivery and/or performance of this Agreement by the Seller, the consummation of the transactions contemplated hereby or compliance by the Seller with any of the provisions hereof will (a) conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any benefit under any term, condition or provision of any instrument or agreement to which the Seller is a party or by which the Seller or any of its properties may be bound, (b) violate any law, statute, rule or regulation or order, writ, injunction or decree of any governmental entity applicable to the Seller or any of its properties or (c) result in an Encumbrance on or against the Units being sold by the Seller hereunder or any assets, rights or properties of the Seller, except, solely with respect to clauses (a) and (b) above, to the extent that such occurrences could not have or reasonably be expected to result in: (i) an adverse effect on the legality, validity or enforceability of this Agreement, or (ii) an adverse effect on the Seller’s ability to perform its obligations under this Agreement (any of (i) or (ii) an “Adverse Effect”).

3.4 Consents.

Except as contemplated by this Agreement, the LLCA or where the failure of such could not reasonably be expected to result in an Adverse Effect, no consent, approval, permit, order, notification or authorization of, or any exemption from registration, declaration or filing with, any person (governmental or private) is required in connection with the execution, delivery and performance by the Seller of this Agreement or the consummation by the Seller of the transactions contemplated hereby.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Seller as of the date hereof as set forth below.

4.1 Organization.

The Company is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

4.2 Authority.

The Company has full and absolute legal right, capacity, power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by the Company and this Agreement is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.3 Non-contravention.

None of the execution, delivery and/or performance of this Agreement by the Company, the consummation of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will (a) conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any benefit under any term, condition or provision of any instrument or agreement to which the Company is a party or by which the Company or any of its properties may be bound, or (b) violate any law, statute, rule or regulation or order, writ, injunction or decree of any governmental entity applicable to the Company or any of its properties.

4.4 Consents.

Except as contemplated by this Agreement or the LLCA, no consent, approval, permit, order, notification or authorization of, or any exemption from registration, declaration or filing with, any person (governmental or private) is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby.

SECTION 5. MISCELLANEOUS PROVISIONS

5.1 Release.

(a) The Company believes that it currently has information that is not known to the Seller, including, without limitation, material non-public information (collectively, the “Excluded Information”) and the Company is not disclosing the Excluded Information to the Seller. If the Excluded Information were disclosed to the Seller, the Excluded Information could foreseeably affect the (i) Seller’s willingness to enter into the transactions contemplated hereby and (ii) price that the Seller would be willing to accept to sell the Units. Moreover, the Excluded Information may indicate that the value of the Units is substantially lower or higher than the Aggregate Redemption Price. Notwithstanding the Company’s possession of the Excluded Information, the Seller desires to enter into this Agreement at this time for its own business purposes. The Seller acknowledges that the Company would not enter into this Agreement with the Seller in the absence of the protections afforded to the Company by this Agreement and that the Seller is entering into this Agreement, including the waivers contained herein, as an inducement to the Company to consummate the transactions contemplated hereby.

(b) The Seller is experienced, sophisticated and knowledgeable in the trading of securities and other instruments of private and public companies, and understands the disadvantage to which it is subject on account of the disparity of the access to, and possession of, the Excluded Information between the Seller and the Company. The Seller has conducted an independent evaluation of the Units to determine whether to engage in the transactions contemplated hereby and, notwithstanding the absence of access by the Seller to the Excluded Information, the Seller is desirous of consummating such transactions. The Seller, because of, among other things, its business and financial experience, is capable of evaluating the merits and risks of such transactions and of protecting its own interests in connection with such transactions.

(c) In consideration of the premises and mutual benefits representations, warranties, conditions, covenants and agreements contained herein, the sufficiency of which is hereby acknowledged, each party on behalf of itself, its affiliates, subsidiaries, officers, directors, members, partners, shareholders, assigns, and successors (individually and collectively, the “Releasors”), and each of them, hereby covenants not to sue and fully releases and discharges the other party, its affiliates, subsidiaries, divisions, shareholders, members, predecessors, directors, employees, managers, partners, officers, agents, and attorneys, past and present and/or each of their respective successors, assigns, heirs, executors, partners, affiliates and administrators (individually and collectively, the “Releasees”) with respect to and from any and all claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders and liabilities (collectively, “Claims”) of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which the Releasors now own or hold or has at any time heretofore owned or held or may in the future hold as against said Releasees, arising out of or in any way connected with the parties respective rights and obligations as contained in the LLCA and Seller’s ownership of the Units; provided, however, that all Claims (and rights to make such Claims) released or discharged pursuant to this Section 5.1(c) shall not include any Claims relating to or in respect of (i) Section 3.4.1, Section 3.4.2, Section 3.4.3, Section 3.4.4 and/or Section 3.4.5 of the LLCA and (ii) that certain Asset Purchase Agreement, dated as of July 29, 2018, by and between Social Reality, Inc. and Halyard MD Opco, LLC and any agreements or understandings relating thereto.

(d) Each party hereby agrees to indemnify and hold harmless all of the Releasees with respect to any and all losses, costs, expenses and damages (including attorney’s and advisor’s fees) in any way related to any claims asserted against any Releasees (including third party claims), in connection with any claim released in accordance with this Section 5.1 and each party hereby covenants not to commence, prosecute, pursue or give any aid in connection with, any action or proceeding against any of the Releasees with respect to any claim released in accordance with this Section 5.1.

(e) EACH PARTY EXPRESSLY ACKNOWLEDGES THAT THE BENEFITS PROVIDED BY THE OTHER PARTY HEREUNDER AND THE OTHER AGREEMENTS HEREUNDER CONSTITUTE ADEQUATE AND SUFFICIENT CONSIDERATION FOR THE FOREGOING RELEASE AND INDEMNITY.

(f) Each party intends to effect, to the maximum extent permitted by law, a complete, knowing, irrevocable and unconditional waiver of the rights set forth in this Section 5. Each party has consulted with its own counsel and its own financial and other advisors with respect to this Agreement, the transaction contemplated herein and the terms hereof. Each party has executed and delivered this Agreement freely and voluntarily based upon the advice of such counsel and advisors.

(g) Notwithstanding anything contained in this Agreement to the contrary or the transactions contemplated hereby, the Seller hereby acknowledges and agrees that it shall continue to be bound by the obligations, covenants and/or restrictions set forth in Section 3.4.1, Section 3.4.2, Section 3.4.3, Section 3.4.4 and Section 3.4.5 of the LLCA after the Closing, in each case, in accordance with the terms and conditions set forth therein.

5.2 Survival.

The representations and warranties of the Seller in Section 3 and all claims and causes of action with respect thereto shall survive the Closing indefinitely.

5.3 Amendment.

This Agreement may be amended only by a writing instrument signed by the Company and the Seller.

5.4 Complete Agreement.

This Agreement and the other agreements and documents referenced herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and thereby and supersede all prior agreements or understandings among the parties with respect thereto.

5.5 Counterparts and Facsimile Execution.

This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile, portable document format (.pdf) or otherwise) to the other party, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

5.6 Governing law.

THE PROVISIONS OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS ENTERED INTO AND FULLY PERFORMED WITHIN THE STATE OF DELAWARE BY RESIDENTS OF THE STATE OF DELAWARE.

5.7 Jurisdiction and Venue.

(a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware state court or federal court of the United States of America sitting in the State of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such Delaware state court or, to the extent permitted by law, in any such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Agreement or the transactions contemplated hereby in any Delaware state or federal court. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) The parties hereto further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by law.

5.8 Mutual Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

5.9 Mutual Contribution.

The parties to this Agreement and their counsel have mutually contributed to its drafting. Consequently, no provision of this Agreement shall be construed against any party on the ground that party drafted the provision or caused it to be drafted.

5.10 Confidentiality.

The parties to this Agreement shall not disclose the terms of this Agreement or issue or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent (which consent will not be unreasonably withheld) of the other party except (a) disclosure to their respective officers, directors, employees, members and representatives who need to know such information or (b) as required by state or federal laws or regulations.

5.11 Guarantee.

The Guarantor irrevocably and unconditionally guarantees (the “Guarantee”) as a primary obligor and not merely as a surety, by way of an independent obligation, the due and punctual payment of the Deferred Redemption Price by the Company to the Seller when due in accordance with Section 2.3; provided, that, the maximum amount payable by the Guarantor hereunder shall not exceed the Deferred Redemption Price. The Guarantor further agrees that such Guarantee may be extended, in whole or in part, or amended or modified without notice to or further assent from it, and that it will remain bound upon its Guarantee hereunder notwithstanding any such extension, amendment or modification of any provision guaranteed hereunder. The Guarantor waives any presentment to and demand of payment from the Seller of any guaranteed obligations hereunder. The Guarantee shall terminate and the Guarantor shall have no further obligations under this Section 5.11 upon the Company’s payment of the Deferred Redemption Price to the Seller.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MD COINVEST, LLC

By:
Name:
Title:

SRAX, INC.

By:
Name:
Title:

SOLELY WITH RESPECT TO SECTION 5.11:

Halyard md opco, LLC

By:
Name:
Title:

[Signature Page to Unit Redemption Agreement]